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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-XXXXX) pertaining to the United
Rentals, Inc. 401(k) Investment Plan, the United Rentals, Inc. Acquisition
Plan and to the incorporation by reference therein of our report dated February 29, 2000, with respect to the consolidated financial statements and schedules of United Rentals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


MetroPark, New Jersey
June 16, 2000